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Exhibit 2.1

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF
JKC GROUP, INC.

(Under Section 805 of the Business Corporation Law)

        Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned President and Secretary of JKC Group, Inc. (formerly named Stage II Apparel Corp.) hereby certify:

        1.    Name.    The name of the corporation is JKC Group, Inc. (the "Corporation").

        2.    Original Certificate of Incorporation.    The original Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on March 5, 1980 under the name Stage II Apparel Corp. The Certificate of Incorporation of the Corporation was amended on April 16, 2002 to change the name of the Corporation to JKC Group, Inc.

        3.    Name Change.    The Corporation desires to change its name to Magic Lantern Group, Inc. To implement the name change, Article FIRST of the Certificate of Incorporation of the Corporation, as hereto fore amended, is hereby further amended in its entirety to read as follows:

        FIRST: The name of the corporation is Magic Lantern Group, Inc. (the "Corporation").

        4.    Authorization.    The manner in which the foregoing amendment to the Certificate of Incorporation of the Corporation was authorized was by the unanimous written consent of the Board of Directors of the Corporation on August 2, 2002 and the affirmative vote of the holders of more than a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon, at a special meeting of shareholders held on November 7, 2002, all in accordance with the provisions of Section 807 of the Business Corporation Law of the State of New York.

        IN WITNESS WHEREOF, the undersigned have signed this Certificate of Amendment and hereby affirm that it is true and correct under penalties of perjury as of this 7th day of November, 2002.

JKC GROUP, INC.
By:	/s/ RICHARD SISKIND Richard Siskind, President and Chief Executive Officer
By:	/s/ BEVERLY ROSEMAN Beverly Roseman, Secretary

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CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF JKC GROUP, INC. (Under Section 805 of the Business Corporation Law)